Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 401(k) Plan of Pluralsight, Inc. of our reports dated March 2, 2020, with respect to the consolidated financial statements of Pluralsight, Inc. and the effectiveness of internal control over financial reporting of Pluralsight, Inc. included in its Annual Report (Amendment No. 1 on Form 10-K/A) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Salt Lake City, UT
November 5, 2020